Exhibit 99.B(d)(1)(b)

SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
between
VICTORY PORTFOLIOS
and
VICTORY CAPITAL MANAGEMENT INC.

Dated December 2, 2015

	Name of Fund	Fee*	Approved By Shareholders	Approved by Trustees	Must Be Approved By

1.	Victory Balanced Fund	0.10%	June 7, 2013	December 2, 2015	December 31, 2016

2.	Victory Diversified Stock Fund	0.65% on the first $800 million, 0.60% on the next $1.6 billion, and 0.55% on assets in excess of $2.4 billion	June 21, 2013	December 2, 2015	December 31, 2016

3.	Victory Expedition Emerging Markets Small Cap Fund	1.25%	March 31, 2014	December 2, 2015	December 31, 2016

4.	Victory Sycamore Established Value Fund	0.65% on the first $100 million, 0.55% on the next $100 million, and 0.45% on assets in excess of $200 million	June 7, 2013	December 2, 2015	December 31, 2016

5.	Victory INCORE Fund for Income	0.50% on the first $400 million, 0.45% on the next $400 million, and 0.40% on assets in excess of $800 million	June 7, 2013	December 2, 2015	December 31, 2016

6.	Victory NewBridge Global Equity Fund	0.80% on the first $2.5 billion, 0.75% on the next $2.5 billion, and 0.70% on assets in excess of $5 billion	May 17, 2013	December 2, 2015	December 31, 2016

7.	Victory Integrity Mid-Cap Value Fund	0.75% of the first $500 million of average daily net assets; and 0.70% of average daily net assets in excess of $500 million	October 31, 2014	December 2, 2015	December 31, 2016

8.	Victory Integrity Discovery Fund	1.00%	October 31, 2014	December 2, 2015	December 31, 2016

*  Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

9.	Victory Integrity Small-Cap Value Fund	0.90% of the first $300 million of average daily net assets; and 0.85% of average daily net assets in excess of $300 million	October 31, 2014	December 2, 2015	December 31, 2016

10.	Victory Integrity Small/Mid-Cap Value Fund	0.90% of the first $300 million of average daily net assets; and 0.85% of average daily net assets in excess of $300 million	October 31, 2014	December 2, 2015	December 31, 2016

11.	Victory INCORE Investment Grade Convertible Fund	0.75% on the first $400 million, 0.65% on the next $400 million, and 0.60% on assets in excess of $800 million	May 17, 2013	December 2, 2015	December 31, 2016

12.	Victory NewBridge Large Cap Growth Fund	0.75% on the first $400 million, 0.65% on the next $400 million and 0.60% on assets in excess of $800 million	June 7, 2013	December 2, 2015	December 31, 2016

13.	Victory Trivalent Emerging Markets Small Cap Fund	1.10%	October 31, 2014	December 2, 2015	December 31, 2016

14.	Victory Munder Multi-Cap Fund	0.75% of the first $1 billion of average daily net assets; 0.72% of the next $1 billion; and 0.70% of average daily net assets in excess of $2 billion	October 31, 2014	December 2, 2015	December 31, 2016

15.	Victory Munder Index 500 Fund	0.20% of the first $250 million of average daily net assets; 0.12% of the next $250 million; and 0.07% of average daily net assets in excess of $500 million	October 31, 2014	December 2, 2015	December 31, 2016

16.	Victory Trivalent International Fund-Core Equity	0.80% on the first $1 billion of average daily assets; and 0.75% of the average daily net assets in excess of $300 million	October 31, 2014	December 2, 2015	December 31, 2016

17.	Victory Trivalent International Small-Cap Fund	0.95% on the first $1 billion of average daily net assets; and 0.90% of the average daily net assets in excess of $1 billion	October 31, 2014	December 2, 2015	December 31, 2016

18.	Victory Munder Mid-Cap Core Growth Fund	0.75% on the first $6 billion of average daily net assets, 0.70% on the next $2 billion, and 0.65% on average daily net assets exceeding $8 billion	October 31, 2014	December 2, 2015	December 31, 2016

19.	Victory Munder Small Cap Growth Fund	0.85%	April , 2015	December 2, 2015	December 31, 2016

20.	Victory INCORE Total Return Bond Fund	0.40%	October 31, 2014	December 2, 2015	December 31, 2016

21.	Victory National Municipal Bond Fund	0.55% on the first $400 million, 0.50% on the next $400 million, and 0.45% on assets in excess of $800 million	May 17, 2013	December 2, 2015	December 31, 2016

22.	Victory Ohio Municipal Bond Fund	0.55% on the first $400 million, 0.50% on the next $400 million, and 0.45% on assets in excess of $800 million	May 17, 2013	December 2, 2015	December 31, 2016

23.	Victory Select Fund	0.65% on the first $2.5 billion, 0.60% on the next $2.5 billion, and 0.60% on assets in excess of $5 billion	December 31, 2013	December 2, 2015	December 31, 2016

24.	Victory Sycamore Small Company Opportunity Fund	0.85% on the first $500 million, 0.75% on assets in excess of $500 million	May 17, 2013	December 2, 2015	December 31, 2016

25.	Victory Special Value Fund	0.75% on the first $400 million, 0.65% on the next $400 million, and 0.60% on assets in excess of $800 million	August 15, 2013	December 2, 2015	December 31, 2016

Current as of December 2, 2015

VICTORY PORTFOLIOS

By:	/s/ Christopher K. Dyer

Name:	Christopher K. Dyer
Title:	President

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael Policarpo II
Name:	Michael Policarpo II
Title:	Chief Financial Officer